Exhibit 99.1

                                                         TERMINATION AGREEMENT

Dear Shawn,

Please accept this letter on behalf of Daulton Capital Corporation as our termination of both the Hunker and Ballarat Option Agreements, entered into between Daulton and yourself on February 25th 2010 and February 22nd 2010, respectively. It is hereby mutually agreed that Daulton and Shawn Ryan are terminating all obligations, terms and conditions under these two agreements and that upon Shawn Ryan signing below and retuning a copy of this letter agreement to Daulton, that Daulton further relinquishes any and all right, title and interest in these Agreements and the claims associated with them.  It is further mutually agreed that Mr. Ryan shall be entitled to keep all stock and funds tendered to him by Daulton Capital Corp. and that neither the Corporation nor Mr. Ryan shall have any continuing liability to each other or the agreements in question.

I have further attached a signed copy of the Unanimous Written Consent of the Board of Directors of Daulton Capital Corp. to this Letter Agreement and the termination of these options.

Sincerely,

Daulton Capital Corp.

/s/ Terry Fields, President

Agreed To:
April 29, 2011
/s/ Shawn Ryan

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF
DAULTON CAPITAL CORP.
a Nevada Corporation

Pursuant to the authority granted to the Board of Directors to take action by Unanimous Written Consent without a meeting pursuant to Section 78.315 of the Nevada Revised Statutes, the Directors of DAULTON CAPITAL CORP. (the "Corporation"), do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recital and resolution, as evidenced by their signatures hereunder.

TERMINATION OF BALLARAT OPTION AGREEMENT

WHEREAS, on February 22, 2010, the Corporation entered into the "Ballarat Option Agreement" and all amendments thereto, with Shawn Ryan, to purchase an undivided interest of a mining claim of a property described as the "Ballarat Property";

WHEREAS, pursuant to the terms and conditions of the Ballarat Option Agreement, the Corporation issued Shawn Ryan a total of 250,000. shares of restricted common stock of the Corporation and paid him a total of $25,000.00, as well as expenditures on the property in furtherance in performing the terms and conditions of the Ballarat Option Agreement;

WHEREAS, the Corporation and Shawn Ryan desire to terminate all obligations, terms and conditions under the Ballarat Option Agreement and have mutually agreed to terminate the Ballarat Option Agreement pursuant to the "Letter Agreement to Terminate the Ballarat Option Agreement", as attached hereto and incorporated by this reference;

WHEREAS, the Board of Directors have reviewed the terms and conditions of the Letter Agreement to Terminate the Ballarat Option Agreement and believe it to be in the best interest of the Corporation;

RESOLVED, the Board of Directors approves the Letter Agreement to Terminate the Ballarat Option Agreement in which the parties agree that all of the obligations, terms and conditions of the Ballarat Option Agreement are null and void;

RESOLVED FURTHER, the applicable officer(s) and/or director(s) of the Corporation be, and each of them are hereby authorized and directed to take all actions necessary in furtherance of the termination of the Letter Agreement to Terminate the Ballarat Option Agreement and the termination of the Ballarat Option Agreement.

TERMINATION OF HUNKER OPTION AGREEMENT

WHEREAS, on February 25, 2010, the Corporation entered into the "Hunker Option Agreement" and all amendments thereto, with Shawn Ryan, to purchase a 100% interest of a mining claim of a property described as the "Hunker Property";

WHEREAS, pursuant to the terms and conditions of the Ballarat Option Agreement, the Corporation issued Shawn Ryan a total of 1,000,000. shares of restricted common stock of the Corporation and paid him a total of $25,000.00, as well as expenditures on the property in furtherance in performing the terms and conditions of the Hunker Option Agreement;

WHEREAS, the Corporation and Shawn Ryan desire to terminate all obligations, terms and conditions under the Hunker Option Agreement and have mutually agreed to terminate the Hunker Option Agreement pursuant to the "Letter Agreement to Terminate the Hunker Option Agreement", as attached hereto and incorporated by this reference:

WHEREAS, the Board of Directors have reviewed the terms and conditions of the Letter Agreement to Terminate the Hunker Option Agreement and believe it to be in the best interest of the Corporation:

RESOLVED, that Board of Directors approves the Letter Agreement to Terminate the Hunker Option Agreement in which the parties agree that all of the obligations, terms and conditions of the Hunker Option Agreement are null and void:

RESOLVED FURTHER, the applicable officer(s) and/or director(s) of the Corporation be, and each of them are hereby authorized and directed to take all actions necessary in furtherance of the termination of the Letter Agreement to Terminate the Hunker Option Agreement and the termination of the Hunker Option Agreement.

RATIFICATION OF ACTIONS

RESOLVED, that all actions taken by the officers of the Company since the last meeting of the Directors are hereby ratified, approved and confirmed in all respects, except those acts which are violations of law, public policy or the fiduciary duty existing between said persons and the Company.

COUNTERPARTS

RESOLVED, that this Unanimous Written Consent may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original) and such counterparts together shall constitute one and the same instrument and notwithstanding the date of the execution shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF, the undersigned Directors constituing all of the Directors of the Corporation have executed this Unanimous Written Consent as of the 21st day of April, 2011.

DIRECTORS:

/s/ Terry Fields
Terry Fields

/s/ Peter Stecher
Peter Stecher

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